Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 11, 2021, with respect to the consolidated financial statements of Nabriva Therapeutics plc, incorporated herein by reference.

/s/ KPMG LLP

Philadelphia, Pennsylvania
November 9, 2021